EXHIBIT 32

Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Lightbridge Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof:

1.

the Annual Report on Form 10-K of Lightbridge Corporation for the year ended December 31, 2019, filed on the date hereof with the Securities and Exchange Commission (the Report ), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lightbridge Corporation.

Date: March 18, 2020	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Larry Goldman
Name:	Larry Goldman
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)